Exhibit 10.4

March 13, 2024

Via Email

Lim Chee Heong / Hiu Woon Yau

Resorts World Inc Pte Ltd

3, Lim Teck Kim Road, #09-02

Genting Centre, Singapore (088934)

limch@rwi.genting / woonyau.hiu@rwi.genting

Re:	Consent to Yorkville Arrangements

Ladies and Gentlemen:

Reference is made to (a) that certain Second Amended and Restated Loan Agreement (the “RWI Loan Agreement”) dated as of January 12, 2024, between Celularity Inc. (“Celularity”) and Resorts World Inc Pte Ltd (“RWI”), and (b) that certain Standby Equity Purchase Agreement to be entered into on or about the date hereof (the “SEPA”), between Celularity and YA II PN, Ltd (“Yorkville”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the RWI Loan Agreement or the SEPA, as applicable.

In connection with the SEPA and the transactions contemplated thereby, Yorkville is requiring Celularity to enter into the agreements as set forth in this letter agreement.

Subject to receipt of the consideration set forth in the next succeeding paragraph, RWI hereby (i) agrees not to exercise its rights and remedies upon the occurrence of any default under the RWI Loan Agreement until the earlier of (a) Celularity’s obligations in respect of that certain Convertible Promissory Note dated as of even date herewith, a copy of which is attached hereto as Exhibit A (the “Promissory Note”), have been indefeasibly paid in full (including, for the avoidance of doubt, by conversion pursuant to the terms thereof) or (b) the one-year anniversary of the date hereof; provided, however, that this clause (i) shall not apply in the case of a default under the RWI Loan Agreement as a result of Celularity’s intentional or willful breach of a material obligation under the RWI Loan Agreement, (ii) consents to Celularity’s incurrence of indebtedness under the Promissory Note, and (iii) consents to the cash payments required to be made under the SEPA, the Promissory Note and any related documentation, to the extent specified therein. Notwithstanding the foregoing, nothing contained herein shall limit RWI’s rights to enforce its remedies under the RWI Loan Agreement in any proceeding or other action of the type described in Section 6.1(F), (G) or (H) of the RWI Loan Agreement.

As consideration for RWI’s agreements and consents set forth herein, Celularity hereby agrees (x) issue a warrant substantially in the form attached as Exhibit B hereto to acquire 300,000 shares of Celularity’s Class A common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price per share equal to the “Minimum Price” (as defined in Nasdaq Marketplace Rule 5635(d)(1)(A)) as of the date of the SEPA and (y) that the interest rate on the Loan set forth in the first sentence of Section 2.5 of the RWI Loan Agreement shall be increased from 12.5% to 13.5% per annum until Celularity’s indebtedness under the Promissory Note has been paid in full.

The parties hereby ratify, confirm, and reaffirm that all and singular terms and conditions of the RWI Loan Agreement and acknowledges and agrees that, except as otherwise expressly amended pursuant to the terms and conditions of this side letter, all terms and conditions of the foregoing shall remain in full force and effect.

Thank you for your continued support of Celularity.

Very truly yours,

CELULARITY INC.

By:	/s/ David Beers
Name:	David C. Beers
Title:	Chief Financial Officer

Accepted and agreed:

RESORTS WORLD INC PTE LTD

By:	/s/ Hiu Woon Yau
Name:	Hiu Woon Yau
Title:	Director

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NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CELULARITY INC.

Convertible Promissory Note

Original Principal Amount: $3,150,000

Issuance Date: [_________]

Number: CELU-1

FOR VALUE RECEIVED, CELULARITY INC., an entity organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and Payment Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (12). The Issuance Date is the date of the first issuance of this Convertible Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with a 5% original issue discount.

This Note is being issued pursuant to Section 2.01 of the Standby Equity Purchase Agreement, dated [___________] (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between the Company and the YA II PN, Ltd., as the Investor. This Note may be repaid in accordance with the terms of the SEPA, including, without limitation, pursuant to Investor Notices and corresponding Advance Notices deemed given by the Company in connection with such Investor Notices. The Holder also has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section 3 of this Note.

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(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be [________], 20251, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 8% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured or waived). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c) Optional Redemptions. Prior to the Maturity Date, the Company at its option shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under this Note, from time to time, by either making a Cash Repayment (as defined below) in accordance with Section 1(c)(i), or an Advance Redemption (as defined below) in accordance with Section 1(c)(ii).

(i) Cash Redemption. The Company at its option shall have the right, but not the obligation, to redeem in cash (a “Cash Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Trading Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise a Cash Redemption, and (ii) on the date the Redemption Notice is issued, the VWAP of the Common Stock is less than the Conversion Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the Payment Premium, plus all accrued and unpaid Interest. After receipt of the Redemption Notice, the Holder shall have 10 Trading Days to elect to convert all or any portion of the Note. On the 11th Trading Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the 10 Trading Day period.

(ii) Advance Redemption. The Company at its option shall have the right, but not the obligation, to redeem a portion of this Note by submitting an Advance Notice (as defined in the SEPA) (an “Advance Redemption”) to the Holder. Upon the closing of such Advance Notice in accordance with Section 2.02 of the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Company under the SEPA against an equal amount outstanding under this Note (first towards accrued and unpaid Interest and then towards Principal). No Payment Premium shall apply in respect of an Advance Repayment.

1 Insert date 12 months from the Issuance Date.

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For so long as this Note is outstanding, unless otherwise agreed by the Holder, if the Company delivers an Advance Notice under the SEPA, the Company shall be deemed to have elected an Advance Repayment in respect of such Advance Notice up to amount outstanding under this Note, until this Note is fully repaid.

(d) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after such payment is due;

(ii) The Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing;

(iii) The Company or any Subsidiary of the Company shall default, in any of its obligations under any debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument, in each case under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such indebtedness becomes or is declared due and payable;

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(iv) A final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(vi) The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (12)) unless in connection with such Change of Control Transaction this Note is retired;

(vii) The Company’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Note into Common Shares that is tendered in accordance with the provisions of the Note;

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(ix) The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act; and provided further that this subsection (ix) shall not apply with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) so long as such 2023 10-K is filed with the Commission no later than April 30, 2024;

(x) Any material representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

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(xi) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(xii) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(xiii) Any Event of Default (as defined in any Transaction Document other than this Note) occurs and is continuing with respect to any Other Notes; or

(xiv) The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(xiii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing (other than an event with respect to the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with the Payment Premium, if any, Interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with the Payment Premium, if any, Interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Note in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after (x) the occurrence and during the continuance of an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default relating to default in payment is “continuing” if it has not been waived, and an Event of Default relating to circumstances other than a default in payment is “continuing” if it has not been remedied or waived.

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(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company’s Common Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Common Shares upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Shares, the Company shall round such fraction of a share of Common Shares up or down to the nearest whole share (e.g., rounding up 0.50 and higher). The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on book-entry registrations of Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a book-entry registrations, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which Common Shares shall bear a restrictive legend unless not required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

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(ii) Company’s Failure to Timely Convert. If by the Share Delivery Date the Company shall fail to issue and deliver Common Shares to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver (and to issue) such Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a book-entry registrations representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Because the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares that may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

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(ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Common Shares upon conversion of this Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection the any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of [Nasdaq Stock Market LLC (the “Nasdaq”)] and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules of the Nasdaq.

(d) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Note (assuming for purposes hereof that (x) this Note is convertible at the Conversion Price as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Note set forth herein or therein (the “Required Reserve Amount”), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than proportionally with respect to all Common Shares in connection with any conversion (other than pursuant to the conversion of this Note in accordance with its terms) and/or cancellation, or reverse stock split. If at any time the number of Common Shares authorized but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Common Shares (other than the Note) and (ii) Common Shares remaining available for issuance under the Company’s equity incentive plans) is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to its general meeting of stockholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Note, recommending that stockholders vote in favor of such an increase. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Note), the Company will use commercially reasonable efforts to promptly call and hold a stockholder meeting for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

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(iii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) [Reserved].

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares any shares of capital stock of the Company, then the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Note is outstanding, issues or sells any Common Shares or Convertible Securities, other than pursuant to the SEPA, for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange or exercise of such Convertible Securities.

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(g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(h) Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i) In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(a)(xiii), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Common Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

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(4) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Celularity Inc. 170 Park Ave Florham Park, NJ 07932 Attn: David Beers Telephone: (908) 768-2170 E-mail: david.beers@celularity.com

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with a copy (which shall not constitute notice) to:	Goodwin Procter LLP Three Embarcadero Center, 28th floor San Francisco, CA 94111 Attn: Marianne Sarrazin E-mail: msarrazin@goodwinlaw.com

If to the Holder:	YA II PN, Ltd c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Shares or other equity securities; (iii) enter into any agreement with respect to any of the foregoing, or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Note, including, without limitation, the obligation of the Company to make cash payments hereunder.

(7) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

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(8) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9) If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable and documented attorneys’ fees and out-of-pocket expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(10) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(11) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(12) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Applicable Price” shall have the meaning set forth in Section (3)(f).]

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(e) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(f) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(g) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Primary Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.

(h) “Commission” means the Securities and Exchange Commission.

(i) “Common Shares” means the shares of class A common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

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(j) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(k) “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(l) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(m) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(n) “Conversion Price” means, as of any Conversion Date or other date of determination (i) [$___]2 per Common Share, provided however, on the earlier of (y) the fifth Trading Day following the effective date of the initial Registration Statement, or (z) the six month anniversary of the Issuance Date of this Note (the “Conversion Price Reset Date”), the Conversion Price shall be adjusted (downwards only) to equal the average VWAP for the five (5) Trading Days immediately prior to the Conversion Price Reset Date, but not lower than the Floor Price. The Conversion Price may also be adjusted from time to time pursuant to the other terms and conditions of this Note.

(o) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(p) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Floor Price” shall mean $2.4898, as may be adjusted pursuant to the terms of this Note.

(s) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(t) “New Issuance Price” shall have the meaning set forth in Section (3)(f).

(u) “Other Notes” means any other notes issued pursuant to the SEPA and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(v) “Payment Premium” means 5% of the Principal amount being paid.

2 Insert price equal to $0.01 above the VWAP on the day prior to the Issuance Date this Note.

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(w) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(x) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(y) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(z) “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof.

(aa) “Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

(bb) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i).

(dd) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(ee) “Trading Day” means a day on which the Common Shares are quoted or traded on a Primary Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(ff) “Transaction Document” means, each of, any Other Notes, the SEPA, the Registration Rights Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(gg) “Underlying Shares” means the Common Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(hh) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
CELULARITY INC.

By:
Name:
Title:

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: CELULARITY, INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. CELU-1 into Common Shares of CELULARITY INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them in restricted book-entry form to an account at the transfer agent. Alternatively, check here _____ if Holder is providing reasonable and customary representations regarding a resale in compliance with applicable securities laws, and issue the number of Common Shares to the following account:

Issue to:

Broker DTC Participant Code

(if available):

Account Number:

Authorized Signature:

Name:

Title:

NEITHER THE ISSUANCE OF THIS SECURITY NOR THE ISSUANCE OF THE SECURITIES INTO WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH IT IS EXERCISABLE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: March 13, 2024

fORM OF

Warrant to Purchase CLASS A COMMON Stock of Celularity Inc.

For value received, Celularity Inc., a Delaware corporation (the “Company”), hereby grants to Resorts World Inc Pte Ltd, a company incorporated in Singapore (“Holder”), this warrant (“Warrant”), exercisable upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 13, 2024 and on or prior to 5:00 p.m. (New York City time) on June 20, 2028 (the “Termination Date”), but not thereafter, to purchase that number of shares of the Company’s Class A Common Stock (defined below) as set forth in Section 2.2 hereof, as may be adjusted from time to time pursuant to Section 12 hereof. The purchase price of one share of Class A Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.1.

1. Definitions.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is required by law to be closed.

“CFIUS Clearance” means that Dragasac Limited, an affiliate of the Holder, shall have provided written notice of the transaction contemplated by this Warrant (the “LOA Notice”) to CFIUS in accordance with the terms of the Letter of Assurance between Dragasac Limited and CFIUS dated October 15, 2018, and (i) CFIUS has provided written notice to Dragasac Limited that it approves or does not object to, or that there are no unresolved national security concerns with respect to, the transaction contemplated by this Warrant, or (ii) CFIUS has not raised any objection to the transaction contemplated by this Warrant, or otherwise communicated to Dragasac Limited any concerns regarding such transaction, within the fifteen (15) days following submission of the LOA Notice to CFIUS.

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“Class A Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Company.

“Date of Issuance” means the date of issuance first written above.

“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (ii) if the Class A Common Stock is not then listed or quoted on a Trading Market, but is listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable; (iii) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company.

2. Exercise Amount and Price.

2.1 The exercise price per share (the “Exercise Price”) at which this Warrant will be exercised shall be $5.895, subject to adjustment as provided in Section 12 for reclassifications, reverse and forward stock splits, stock dividends or other distributions, stock combinations and other similar transaction of the Common Stock that occur after the date of this Warrant and prior to the exercise of the Warrant or the Termination Date.

2.2 This Warrant is exercisable for the purchase of 300,000 shares of Class A Common Stock (as such number may be adjusted from time to time pursuant to Section 12 hereof).

3. Term.

3.1 Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant, in whole or in part, during the term commencing on the Date of Issuance (or, if the Holder reasonably determines in its sole discretion that the CFIUS Clearance is required, the date of the CFIUS Clearance) and ending at 5:00 p.m. (New York City time) on the Termination Date.

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4. Exercise of Warrant.

4.1 The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 3 above, by the surrender of this Warrant and the Notice of Exercise, attached hereto as Exhibit A, duly completed and executed on behalf of the Holder, at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash, wire transfer or by check acceptable to the Company of the Exercise Price of the shares to be purchased (the “Shares”).

4.2 In lieu of payment of the aggregate Exercise Price in the manner as specified in Section 4.1, but otherwise in accordance with the requirements of Section 4.1, the Holder may elect to receive the Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Upon such exercise pursuant to this Section 4.2, the Holder shall be issued such number of fully paid and non-assessable Shares as are computed using the following formula:

X =	Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised;

A =	the VWAP on the Trading Date immediately preceding the date of the applicable Notice of Exercise; and

B =	the Exercise Price.

4.3 If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the Shares purchased by the Holder upon the exercise pursuant to Section 4.1 or 4.2, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Class A Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

5. Representations and Warranties of the Company.

5.1 The Company hereby represents and warrants to Holder that the following representations and warranties are true and correct:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

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(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder and thereunder, and the reservation for issuance, sale and delivery of the Class A Common Stock to be issued upon exercise of this Warrant has been taken. This Warrant constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Valid Issuance of Common Stock. The Class A Common Stock for which the Warrant is exercisable, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws or liens or encumbrances created by or imposed by Holder.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance or exercise of this Warrant, except for (i) such federal and state securities filings as may be necessary, which filings will be timely effected after the date hereof and (ii) such other approval that has been obtained prior to the date hereof.

(e) Reliance by Holder. The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 5 constitute a material inducement to Holder entering into this Warrant.

6. Representations and Warranties of Holder.

6.1 Holder hereby represents and warrants to the Company that the following representations and warranties are true and correct:

(a) Purchase Entirely for Own Account. This Warrant is being entered into for investment for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Holder of this Warrant shall constitute confirmation of the representation by Holder that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant.

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(b) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Warrant. Holder acknowledges that the acquisition of shares of Class A Common Stock pursuant to this Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of its investment. Holder acknowledges that the Company has not made any representations or warranties as to whether the Exercise Price to be paid by Holder for the Class A Common Stock is a fair value for such shares and the Company takes no position with respect to the fairness of the Exercise Price or the future prospects and valuation of the Company. Holder is aware of the fact that the value of the Class A Common Stock to be purchased upon exercise of this Warrant may significantly depreciate over time and there can be no assurances that the value of such shares will increase or to what extent. In connection with making an investment decision in connection with entering into this Warrant, Holder will be relying on its own knowledge and experience and advice obtained from Holder’s legal, tax and financial advisor.

(c) Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(d) Legends. It is understood that the certificates, if any, evidencing the shares of Class A Common Stock issuable upon exercise of this Warrant may bear any of the legends required by applicable state securities laws.

(e) Reliance by Company. Holder understands that the representations, warranties, covenants and acknowledgements set forth in this Section 6 constitute a material inducement to the Company entering into this Warrant.

(f) Foreign Investors. Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with entering into this Warrant, including (i) the legal requirements within its jurisdiction for entering into this Warrant and the exercise of this Warrant, (ii) any foreign exchange restrictions applicable to the exercise of this Warrant, (iii) any governmental or other consents that may need to be obtained, including with respect to the payment of the Exercise Price, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Warrant or the shares of Class A Common Stock issuable upon exercise hereof. The Holder’s acquisition of this Warrant and payment for the Class A Common Stock upon exercise of this Warrant and continued beneficial ownership of such shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

7. No Fractional Shares. No fractional share of any class or series of the Company’s capital stock shall be issued upon exercise of this Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant.

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9. Rights of Stockholder. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company until this Warrant shall have been exercised and the shares of Class A Common Stock purchasable upon the exercise hereof shall have been issued.

10. Notice of Certain Events. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof and if so requested by Holder, the Company shall issue a certificate signed by its Chief Financial Officer, or other similar officer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

11. Amendments; Waivers.

11.1 Amendments. The provisions of this Warrant may be amended (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the Company and the Holder. The foregoing shall not limit or otherwise affect Holder’s right to waive any of such Holder’s rights hereunder. Any amendment or waiver effected in accordance with this Section 11.1 shall be binding upon Holder and Holder’s successors and assigns.

11.2 Waivers. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

12. Adjustments. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1 Reclassification, etc. If, at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the Company shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12; provided, however, that the aggregate Exercise Price shall remain the same.

12.2 Split, Subdivision or Combination of Shares. If at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the Company shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon an adjustment in the Exercise Price pursuant to this Section 12.2, the number of shares subject to this Warrant (which were the subject of such split, subdivision or combination) shall be adjusted accordingly such that the aggregate Exercise Price payable for the purchase of such shares shall remain the same as before such split, subdivision or combination.

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12.3 Adjustments for Dividends in Stock or Other Securities or Property. If at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or other distribution in respect of the Class A Common Stock, then, and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner) an amount of such property equal to Holder’s pro rata portion thereof for distribution to Holder pursuant hereto.

13. Reservation of Capital Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Class A Common Stock that shall be sufficient to permit the exercise in full of all outstanding warrants issued pursuant to this Warrant.

14. Miscellaneous.

14.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of each party hereto contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Holder or the Company, as applicable.

14.2 Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14.3 Governing Law. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state or federal courts located within the City of Wilmington in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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14.4 Waiver of Right to Jury Trial. EACH OF HOLDER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

14.5 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by email or facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by email or facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (iii) seven Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party; or (iv) the next Business Day after deposit with an international overnight delivery service, postage prepaid, addressed to the parties with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by email or facsimile shall promptly confirm by telephone between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day to the person to whom such communication was addressed each communication made by it by email or facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. All communications shall be sent to the address, email address or facsimile number of a party appearing in its signature block hereto or at such address, email address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.6 Specific Performance. Each party hereto acknowledges and agrees that any breach of this Warrant would result in substantial harm to the other party hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance).

14.7 Counterparts. This Warrant may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Date of Issuance indicated above.

COMPANY:

CELULARITY INC.

By:
Name:	Robert J. Hariri, M.D., Ph.D.
Title:	Chairman and CEO

Address:

Celularity Inc.
170 Park Ave
Florham Park, New Jersey 07932

ACKNOWLEDGED AND AGREED:

HOLDER:

RESORTS WORLD INC PTE LTD

By:
Name:	Hiu Woon Yau
Title:	Director

Address:

Resorts World Inc Pte Ltd
3, Lim Teck Kim Road, #09-02
Genting Centre, Singapore (088934)
Attn: Lim Chee Heong/ Hiu Woon Yau

EXHIBIT A

Form of

Notice of Exercise

To:	Celularity Inc.
170 Park Ave
Florham Park, New Jersey 07932

By checking the appropriate line, the undersigned (“Holder”), pursuant to the provisions set forth in the Warrant to Purchase Class A Common Stock of Celularity Inc., dated March [•], 2024 (the “Warrant”), hereby elects to purchase shares of Class A Common Stock (as defined in the Warrant) pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

☐	check in the amount of $______ payable to order of the Company enclosed herewith
☐	wire transfer of immediately available funds to the Company’s bank account
☐	cashless exercise pursuant to Section 4.2 of the Warrant

Date

[Print Name]

Signature